UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2015

Starwood Waypoint Residential Trust

(Exact name of registrant as specified in its charter)

Maryland	001-36163	80-6260391
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1999 Harrison Street
Oakland, CA	94612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(510) 250-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Internalization

On September 21, 2015, Starwood Waypoint Residential Trust (the “Company”) entered into a Contribution Agreement (the “Contribution Agreement”) with Starwood Capital Group Global, L.P. (the “Contributor”), Starwood Waypoint Residential Partnership, L.P. (the “Operating Partnership”) and SWAY Management LLC (the “Manager”), that will result in the internalization of the Company’s management (the “Internalization”).

Subject to the terms and conditions of the Contribution Agreement, the Contributor will contribute all outstanding equity interests of the Manager to the Operating Partnership, in exchange for a consideration consisting of 6,400,000 common units of the Operating Partnership (“OP Units”). The issuance of the OP Units to the Contributor is expected to be undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) thereof.

Under the Amended and Restated Limited Partnership Agreement of the Operating Partnership, a holder of OP Units may request the Operating Partnership to redeem some or all of those OP Units for cash, subject to the right of the Company, at its sole discretion, to purchase the OP Units sought to be redeemed either for cash or by the issuance of the Company’s common shares, $0.01 par value per share (“Common Shares”). Each OP Unit is treated as the equivalent of one Common Share for the purposes of any cash or share payment. The Contributor has agreed in the Contribution Agreement not to seek to have the OP Units that it receives redeemed sooner than the nine month anniversary of the closing of the Internalization and has further agreed not to sell or otherwise transfer the OP Units or any securities into which the units might be converted or exchanged until nine months following that closing, except for transfers to affiliates who also agree to be bound by such restrictions. The Contributor is a party to, and entitled to the benefits of, a Registration Rights Agreement with the Company with respect to any Common Shares that it might receive upon a redemption of the OP Units that it receives in the Internalization. See “Registration Rights Agreement” below for more information.

The Contribution Agreement contemplates that, immediately prior to the closing of the Internalization, the Manager will distribute to the Contributor the Manager’s available unrestricted cash and Company common shares that the Manager will hold as a result of the vesting of restricted share units (“RSUs”) that were awarded to it in February 2014. The Contribution Agreement includes a net asset adjustment, payable in cash, in the event that net assets (the total assets less the total liabilities) of the Manager are greater or less than zero dollars at closing, after making adjustments to reflect the pre-closing distribution of unrestricted cash and to exclude any assets and liabilities associated with the RSUs. The Manager will also receive a payment for any accrued management fees under the existing management agreement through the closing date that will be included in that cash distribution.

Consummation of the Internalization is subject to certain mutual conditions of the parties, including (i) the approval of the Internalization by the Company shareholders (see “Shareholder Approval” below), (ii) the absence of any law, order or injunction prohibiting the Internalization or the Merger (as defined below) and (iii) the satisfaction or waiver of all conditions set forth in the Merger Agreement (as defined and described below) (other than those conditions that by their terms are to be satisfied by actions taken at the closing under that agreement and the closing of the Internalization). In addition, each party’s obligation to consummate the Internalization is subject to certain other conditions, including the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers) and the other party’s compliance with its covenants and agreements contained in the Contribution Agreement (subject to customary materiality qualifiers).

The Contributor and the Manager have made certain customary representations, warranties and covenants to and with the Company in the Contribution Agreement, including covenants to conduct the Manager’s business in the ordinary course, and not to engage in certain activities, during the period between the execution of the Contribution Agreement and the closing of the Internalization, subject in each case to certain exceptions. The Contribution Agreement also provides for indemnification from the Contributor, subject to certain limits, for breaches of representations and warranties, covenants, indemnifiable acts or omissions under the existing management agreement between the Manager and the Company, and pre-closing tax liabilities of the Manager.

The Contribution Agreement can be terminated by:

•	the mutual agreement of the Company and the Contributor before or after shareholder approval; or

•	either the Company or the Contributor in the event of an uncured material breach of the other party’s obligations, if the Merger Agreement is terminated, if the closing of the Internalization has not occurred prior to June 30, 2016 (the “Outside Date”), or if the Internalization or the Merger is enjoined or otherwise prohibited.

If the Contribution Agreement is terminated, the existing management agreement between the Manager and the Company will remain in full force and effect.

In connection with the Contribution Agreement, the Contributor has agreed that, commencing on the closing date of the Internalization and ending on the twelve month anniversary of such closing date, it will not compete with the Company or solicit its employees, subject to certain exceptions as forth in the Contribution Agreement. The Contributor has also granted the Company certain co-investment rights in respect of distressed and non-performing loan opportunities, as more fully described in the Contribution Agreement.

Barry S. Sternlicht is the Chairman, and Andrew J. Sossen is a member, of the Company’s Board of Trustees (the “Board”). As a result of their relationships with the Contributor, these individuals have interests in the Internalization that differ from those of the Company’s shareholders as each will have an indirect beneficial interest in a portion of the consideration received by the Contributor in the Internalization.

In light of the above relationships, the Board formed a special committee comprised entirely of independent and disinterested trustees in connection with the transactions underlying the Contribution Agreement. The special committee is represented by its own independent legal and financial advisors. None of the members of the special committee is affiliated with the Contributor. The special committee negotiated and approved the terms of the transactions contemplated by the Contribution Agreement.

The representations and warranties set forth in the Contribution Agreement have been made solely for the benefit of the parties to the Contribution Agreement. In addition, those representations and warranties (i) have been made only for the purpose of the Contribution Agreement, (ii) have been qualified by the disclosures made to the other party in connection with the Contribution Agreement, (iii) are subject to certain materiality qualifications contained in the Contribution Agreement that may differ from what may be viewed as material by investors and (iv) have been included in the Contribution Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. Investors should read the Contribution Agreement together with the other information concerning the Company and the Company Operating Partnership that they publicly file in reports and statements with the Securities and Exchange Commission (“SEC”).

The foregoing description of the Contribution Agreement and the transactions contemplated thereby is a summary and is subject to, and qualified in its entirety by, the full text of the Contribution Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Merger Agreement

On September 21, 2015, the Company, SWAY Holdco, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), and the Operating Partnership entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Colony American Homes, Inc., a Maryland corporation (“CAH”), CAH Operating Partnership, L.P., a Delaware Limited Partnership (the “CAH Operating Partnership”), and the parties identified therein as the Colony Stockholders, the Colony Unitholders and the Colony Investors (collectively, the “CAH Investors”), pursuant to which, after giving effect to the CAH Reorganization (as defined below) and the Internalization, CAH will be merged with and into Merger Sub (the “Merger”), with Merger Sub surviving as a wholly owned subsidiary of the Company.

Merger Consideration

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Merger Effective Time”), all issued and outstanding shares of CAH common stock, par value $0.01 per share (other than shares held by CAH or its wholly owned subsidiaries, which shares will be canceled), shall be exchanged for the right to receive 64,869,583 Common Shares (all such shares, the “Merger Consideration”). The issuance of the Common Shares is expected to be undertaken in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) thereof. In addition, at the Merger Effective Time, all issued and outstanding shares of CAH preferred stock, par value $0.01 per share, shall automatically be redeemed for an aggregate amount of $125,000, plus any accrued and unpaid dividends, in cash in accordance with the liquidation preference of such preferred shares, all of which shall be cancelled and retired.

Closing Conditions

Consummation of the Merger is subject to certain mutual conditions of the parties, including (i) the approval of the issuance of Common Shares and the Internalization, in each case as contemplated by the Merger Agreement, by the Company shareholders (the “Company Shareholder Approval”), (ii) the absence of any law, order or injunction prohibiting the Merger and (iii) the consummation of the Internalization in accordance with the Contribution Agreement. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including, without limitation, (i) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers), (ii) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers), (iii) the receipt of an opinion that the other party qualifies as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), and (iv) the receipt of an opinion that the Merger will qualify as a tax-free reorganization under the Code. The Merger Agreement also contemplates that CAH will effect certain internal corporate reorganization transactions principally designed to exclude CAH’s residential specialty finance company, Colony American Finance REIT, Inc., from the merged entity (the “CAH Reorganization”).

Representations, Warranties and Covenants

The Company, Merger Sub, the Operating Partnership, CAH, the CAH Operating Partnership and the CAH Investors have made certain customary representations, warranties and covenants to each other in the Merger Agreement, including, among others, covenants to (i) conduct their business in the ordinary course during the period between the execution of the Merger Agreement and the Merger Effective Time and (ii) not engage in certain activities between the execution of the Merger Agreement and Merger Effective Time, subject in each case to certain exceptions. Any indemnification payments relating to breaches of representations, warranties and covenants are settled in Common Shares at an agreed value. In addition, the Merger Agreement provides that the Board will increase the size of the Board to twelve (12), and appoint Barry S. Sternlicht, Thomas J. Barrack, Jr., six (6) designees of CAH and four (4) designees of the Company as members of the Board as of the Merger Effective Time. The Merger Agreement also specified that, as of the Merger Effective Time, Fred Tuomi, will be appointed as the Chief Executive Officer of the Company, Doug Brien will be appointed as the President and Chief Operating Officer of the Company and Arik Prawer will be appointed as the Chief Financial Officer of the Company.

No Solicitation

From the date of the Merger Agreement until the earlier of (i) the Merger Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms, the Company is subject to customary “no-shop” restrictions on its ability to solicit Competing Proposals (as defined in the Merger Agreement) from (and to provide information to, engage in discussions with or enter into an acquisition agreement with) third parties. However, the no-shop restrictions are subject to certain exceptions, including customary “fiduciary-out” provisions which allows the Company under certain circumstances to provide information to, and participate in discussions with, third parties with respect to unsolicited competing proposals.

Termination Rights; Termination Fees

The Merger Agreement contains certain termination rights for both the Company and CAH, including, among others, (i) if the Merger is not consummated on or before the Outside Date, (ii) if the Company Shareholder Approval is not obtained or (iii) upon an uncured breach by the other party that would result in a Merger closing condition being incapable of being satisfied.

In connection with a termination of the Merger Agreement, the Company may be required to pay CAH a termination fee of $35 million (the “Termination Fee”) under certain circumstances, including if (i) the Merger Agreement is terminated by the Company in order to enter into a Superior Proposal (as defined in the Merger Agreement), (ii) the Merger Agreement is terminated by CAH following an adverse change in the recommendation of the Board to the Company shareholders relating to the Company Shareholder Approval or (iii) following the public making of a Competing Proposal, the Merger Agreement is terminated by the Company or CAH (a) if the closing of the Merger has not occurred by the Outside Date (prior to receipt of the Company Shareholder Approval) or (b) if the Company Shareholder Approval is not obtained at a vote of the Company shareholders, and in the case of each of clauses (a) and (b) the Company enters into a certain transactions to sell the Company or its assets (or the Operating Partnership or its assets) within twelve (12) months. The Merger Agreement further provides that the Company is required to pay CAH the amount of its invoiced fees and expenses incurred in connection with the transaction, in an aggregate amount not to exceed $7 million, if the Merger Agreement is terminated by the Company or CAH as a result of the Company Shareholder Approval not being obtained at a vote of the Company shareholders (which fee is credited against any Termination Fee that becomes payable due to a subsequent sale transaction as described above).

The representations and warranties set forth in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement. In addition, such representations and warranties (i) have been made only for the purpose of the Merger Agreement, (ii) have been qualified by the disclosures made to the other party in connection with the Merger Agreement, (iii) are subject to certain materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors and (iv) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. Investors should read the Merger Agreement together with the other information concerning the Company and the Company Operating Partnership that they publicly file in reports and statements with the SEC.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.2 and is hereby incorporated by reference herein.

Registration Rights Agreement

On September 21, 2015, the Company, the Contributor and the CAH Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Contributor, in respect of any Common Shares that it may receive in connection with any request to redeem the OP Units it receives in the Internalization, and the CAH Investors, in respect of any Common Shares they receive in connection with the Merger, may require the Company from time to time to register those Common Shares. The Registration Rights Agreement grants the Contributor and the CAH Investors certain rights to demand a registration of some or all of their Common Shares (a “Demand Registration”) or to request the inclusion of some or all of their Common Shares in a registration being affected by the Company for itself or on behalf of another person (a “Piggyback Registration”); in each case subject to customary registration procedures and indemnity provisions. The Company is obligated to use commercially reasonable efforts to prepare and file a registration statement within specified time periods and to cause that registration statement to be declared effective by the SEC as soon as reasonably practicable thereafter. The Company is not required to honor a request for either a Demand Registration or a Piggyback Registration until after the nine month anniversary of the closing of the Merger.

The ability to cause the Company to effect a Demand Registration is subject to certain conditions. The Company is not required to effect such registration within 180 days of the effective date of any prior registration statement and delay the filing for up to 60 days under certain circumstances. The Registration Rights Agreement grants the Contributor the right to request up to three Demand Registrations. There is no limit on the Demand registrations that may be requested by the CAH Investors.

If, pursuant to an underwritten Demand Registration or Piggyback Registration, the managing underwriter advises that the number of Common Shares requested to be included in such registration exceeds a maximum number (the “Maximum Number”) that the underwriter believes can be sold without delaying or jeopardizing the success of the proposed offering, the Registration Rights Agreement specifies the order in which Common Shares are to be included, and in the case of Common Shares held by the parties to that agreement, allocates 22.5% of the

Maximum Number to the Contributor (the Contributor is also allocated any unused allocation of the CAH Investors) and 77.5% of the Maximum Number to the CAH Investors (the CAH Investors are also allocated any unused allocation of the Contributor).

The foregoing description of the Registration Rights Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, a copy of which is filed herewith as Exhibit 10.1 and is hereby incorporated by reference herein.

Shareholder Approval

The Company will seek shareholder approval of the Internalization and the issuance of Common Shares constituting the Merger Consideration. The shareholders must approve both the Internalization and the issuance of Common Shares in connection with the Merger in order for either transaction to be completed.

•	The Contribution Agreement requires that the Internalization be approved at a special meeting by the affirmative vote of at least a majority of the votes cast by the shareholders entitled to vote on the matter, other than the votes of shares held by the Contributor or its affiliates. Such approval will also constitute approval of the issuance of the OP Units as required under Section 312.03(b) of the New York Stock Exchange Listed Company Manual, which requires shareholder approval prior to the issuance of common stock, or securities exchangeable for common stock, in excess of one (1%) percent of a company’s outstanding shares in a transaction with a related party.

•	The Merger Agreement requires that the issuance of Common Shares constituting the Merger Consideration be approved at a special meeting by the affirmative vote of at least a majority of the votes cast thereon by the shareholders at such meeting. Such approval will also constitute approval of the issuance of the Common Shares constituting the Merger Consideration as required under Section 312.03(c)(2) of the New York Stock Exchange Listed Company Manual, which requires shareholder approval prior to the issuance of common stock, or securities exchangeable for common stock, in excess of twenty (20%) percent of a company’s outstanding shares.

Important Additional Information

IN CONNECTION WITH THE PROPOSED TRANSACTIONS, THE COMPANY EXPECTS TO FILE WITH THE SEC A PROXY STATEMENT. THE COMPANY ALSO PLANS TO FILE OTHER RELEVANT DOCUMENTS WITH THE SEC REGARDING THE PROPOSED TRANSACTIONS. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement (if and when it becomes available) and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at www.starwoodwaypoint.com or by contacting the Company’s Investor Relations at 510-987-8308.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Participants in the Solicitation

The Company and CAH and their respective trustees, directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. You can find information about the Company’s executive officers and trustees in the Company’s definitive annual proxy statement filed with the SEC on April 3, 2015. Additional information regarding the interests of such potential participants will be included in the proxy statement regarding the proposed transactions and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from the Company using the sources indicated above.

Forward-Looking Statements

This report contains, in addition to historical information, certain forward-looking statements that involve significant risks and uncertainties, which are difficult to predict, and are not guarantees of future performance. Such statements can generally be identified by words such as “anticipates,” “expects,” “intends,” “may,” “will,” “should,” “could,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements may include statements about the expected closing of the Internalization and the Merger, the integration of the systems and personnel of the Manager and CAH into the Company, and the expected benefits of the Internalization and the Merger.

The forward-looking statements contained in this report reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed or implied in any forward-looking statement. The Company is not able to predict all of the factors that may affect future results. For a discussion of these and other factors that could cause the Company’s actual results to differ materially from any forward-looking statements, see the risk factors discussed in Item 1A, “Risk Factors,” and in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other risks and uncertainties detailed in such annual report and the Company’s other reports and filings with the SEC. These risks, contingencies and uncertainties include: the possibility that the proposed transactions will not close, including by the failure to obtain shareholder approvals or the failure to satisfy other closing conditions under the Contribution Agreement or Merger Agreement or by the termination of the Contribution Agreement or Merger Agreement; failure to plan and manage the proposed Internalization or Merger effectively and efficiently; the possibility that the anticipated benefits from the Internalization or Merger may not be realized or may take longer to realize than expected; unexpected costs or unexpected liabilities that may arise from the transactions contemplated by the Contribution Agreement or Merger Agreement, whether or not completed; the outcome of any legal proceedings that may be instituted against the Company, CAH or others following announcement of the Internalization or the Merger; expectations regarding the timing of generating additional revenues; changes in the Company’s business and growth strategies; volatility in the real estate industry, interest rates and spreads, the debt or equity markets, the economy generally or the rental home market specifically, whether the result of market events or otherwise; events or circumstances that undermine confidence in the financial markets or otherwise have a broad impact on financial markets, such as the sudden instability or collapse of large financial institutions or other significant corporations, terrorist attacks, natural or man-made disasters, or threatened or actual armed conflicts; declines in the value of homes, and macroeconomic shifts in demand for, and competition in the supply of, rental homes; the availability of attractive investment opportunities in homes that satisfy the Company’s investment objective and business and growth strategies; the impact of changes to the supply of, value of and the returns on non-performing loans (“NPLs”); the Company’s ability to convert the homes and NPLs the Company acquires into rental homes generating attractive returns; the Company’s ability to successfully modify or otherwise resolve NPLs; the Company’s ability to lease or re-lease its rental homes to qualified residents on attractive terms or at all; the failure of residents to pay rent when due or otherwise perform their lease obligations; the Company’s ability to effectively manage its portfolio of rental homes; the concentration of credit risks to which the Company is exposed; the availability, terms and deployment of short-term and long-term capital; the adequacy of the Company’s cash reserves and working capital; potential conflicts of interest with Starwood Capital Group, CAH and Waypoint Real Estate Group HoldCo, LLC and its affiliates; the timing of cash flows, if any, from the Company’s investments; unanticipated increases in financing and other costs, including a rise in interest rates; the Company’s expected leverage; effects of derivative and hedging transactions; actions and initiatives of the U.S. government and changes to U.S. government policies that impact the economy generally and, more specifically, the housing and rental markets; changes in governmental regulations, tax laws (including changes to laws governing the taxation of REITs) and rates, and similar matters; limitations imposed on the Company’s business and its ability to satisfy complex rules in order for the Company and, if applicable, certain of the Company’s subsidiaries to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes and the ability of certain of the Company’s subsidiaries to qualify as taxable REIT subsidiaries for U.S. federal income tax purposes, and the Company’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed by these rules; and estimates relating to the Company’s ability to make distributions to its shareholders in the future.

The foregoing list of factors is not exhaustive. Additional information concerning these and other risk factors is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other SEC filings, as such filings may be amended from time to time. All subsequent written and oral forward-looking statements concerning the Company and the transactions contemplated by the Contribution Agreement and the Merger Agreement or other matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

All forward-looking statements, expressed or implied, included in this report are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue.

The forward-looking statements in this report represent the Company’s views as of the date of this report. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this report.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure.

On September 21, 2015, the Company issued a press release to announce the signing of the Contribution Agreement and the Merger Agreement. In addition, the Company will hold a conference call and simultaneous presentation to investors on September 21, 2015, at 9:00 a.m. EDT to discuss the announcement of the signing of the Contribution Agreement and the Merger Agreement. Information regarding the conference call is included in the press release, filed as an exhibit to this report. Interested investors can access the conference call webcast via the Investor Relations section of the Company’s website, http://www.starwoodwaypoint.com . The press release is attached hereto as Exhibit 99.1, the investor presentation is attached hereto as Exhibit 99.2 and each are incorporated herein in their entirety by reference.

The information in Item 7.01, Exhibits 99.1, 99.2 and 99.3 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Contribution Agreement, dated as of September 21, 2015, among Starwood Waypoint Residential Trust, Starwood Capital Group Global, L.P., Starwood Waypoint Residential Partnership, L.P. and SWAY Management LLC

2.2	Agreement and Plan of Merger, dated as of September 21, 2015, among Starwood Waypoint Residential Trust, Starwood Waypoint Residential Partnership, L.P., SWAY Holdco, LLC, Colony American Homes, Inc., CAH Operating Partnership, L.P., and the parties identified therein as the Colony Stockholders, the Colony Unitholders and the Colony Investors

10.1	Registration Rights Agreement, dated as of September 21, 2015, among the Company and the other parties named therein

99.1	Press release issued by Starwood Waypoint Residential Trust, dated September 21, 2015

99.2	Investor Presentation, dated September 21, 2015

99.3	Starwood Waypoint Residential Trust memorandum to all employees regarding the Internalization and the Merger, dated September 21, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD WAYPOINT RESIDENTIAL TRUST

Dated: September 21, 2015	By:	/s/ Tamra D. Browne
	Name:	Tamra D. Browne
	Title:	Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description

2.1	Contribution Agreement, dated as of September 21, 2015, among Starwood Waypoint Residential Trust, Starwood Capital Group Global, L.P., Starwood Waypoint Residential Partnership, L.P. and SWAY Management LLC

2.2	Agreement and Plan of Merger, dated as of September 21, 2015, among Starwood Waypoint Residential Trust, Starwood Waypoint Residential Partnership, L.P., SWAY Holdco, LLC, Colony American Homes, Inc., CAH Operating Partnership, L.P., and the parties identified therein as the Colony Stockholders, the Colony Unitholders and the Colony Investors

10.1	Registration Rights Agreement, dated as of September 21, 2015, among the Company and the other parties named therein

99.1	Press release issued by Starwood Waypoint Residential Trust, dated September 21, 2015

99.2	Investor Presentation, dated September 21, 2015

99.3	Starwood Waypoint Residential Trust memorandum to all employees regarding the Internalization and the Merger, dated September 21, 2015